[UBS LOGO]                                        Issuer Free Writing Prospectus
                                                  filed pursuant to Rule 433
                                                  Registration No. 333-132747
                                                  Dated October 4, 2006


UBS AG Auto-Callable Notes with Contingent Protection
Linked to the Amex Gold BUGS Index(R)

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INDICATIVE TERMS
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 Issuer                 UBS AG
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 Issue Price            $10 per Note
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 Underlying Index       Amex Gold BUGS (Basket of Unhedged Gold Stocks)
                        Index(R)
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 Term                   18-months
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 Call Feature           The Notes will be called if the closing level of the
                        Index on any Quarterly Observation Date is above the
                        Index Starting Level
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 Quarterly              January __, 2007, April __, 2007, July __, 2007, October
 Observation Dates      __, 2007, January __, 2008, and the final valuation date
                        (on or about April 23, 2008)
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 Called Return if        Investors will receive a cash payment per $10.00
 Notes ARE called        principal amount of the Notes equal to the Call Price
                         for the applicable Observation Date. The Called
                         Return will be a simple return of between 20.50%
                         and 23.50% per annum, to be determined on or
                         about October 24, 2006 (the"trade date")
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 Settlement Amount if    If the Index never closes at or below the Contingent
 Notes are NOT           Protection Level on any day over the term of the
 called                  Notes, you will receive a cash payment at the
                         Maturity Date equal to $10.00 per $10.00 principal amount of Notes.

                         If the Index closes at or below the Contingent
                         Protection Level on ANY day over the term of the
                         Notes and the Index Return is zero or negative, you
                         will receive: $10.00 x [1 + (Index Return)]
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 Index Return            Index Ending Level - Index Starting Level
                         -----------------------------------------
                                   Index Starting Level
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 Contingent
 Protection Level        __, which is 20% below the Index Starting Level
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 Index Starting Level    The closing level of the Index on the Trade Date
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 Index Ending Level      The closing level of the Index on the final valuation
                         date
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 Trade Date              October 24, 2006*
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 Settlement Date         October 31, 2006*
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 Final Valuation Date    April 23, 2008*
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 Maturity Date           April 30, 2008*
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*EXPECTED

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PRODUCT DESCRIPTION
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Auto-Callable Notes are designed for investors who believe that the level of the
Amex Gold BUGS Index(R) will increase over the term of the Notes. Investors must be willing to risk losing up to 100% of their principal amount invested if the Notes have not been called, the Index Return is negative and the Index closes at or below the Contingent Protection Level on any day over the term of the Notes. Investors will receive a positive return on their Notes only if the Index closes above the Index Starting Level on any Quarterly Observation Date including the final valuation date.

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BENEFITS
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o    Exposure to Positive Index Returns - The Notes will be called and you will receive a positive return on your investment if the closing level of the Index on any Quarterly Observation Date is above the Index Starting Level.

o Contingent Principal Protection - The Notes provide limited principal protection only if the Notes have not been called and the Index never closes at or below the Contingent Protection Level.

o Indirect Exposure to the Price of Gold Through Exposure to the Index - The Notes are linked to the Index, which is comprised of 15 companies involved in gold mining and is designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years.

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SCENARIO ANALYSIS AT MATURITY
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ASSUMPTIONS: INDEX STARTING LEVEL IS 300; CALLED RETURN IS 22% PER ANNUM;
CONTINGENT PROTECTION IS 240 (20% BELOW INDEX STARTING LEVEL)

EXAMPLE 1: NOTES ARE CALLED 1 YEAR AFTER TRADE DATE
Index Level January __, 2007:        290.00 (below Index Starting Level, Notes NOT called)
Index Level April __, 2007:          280.00 (below Index Starting Level, Notes NOT called)
Index Level July __, 2007:           290.00 (below Index Starting Level, Notes NOT called)
Index Level October __, 2007:        310.00 (above Index Starting Level, Notes are called)

CALL PRICE (PER $10.00):                   $12.20

EXAMPLE 2: NOTES ARE CALLED AT MATURITY
Index Level January __, 2007:        290.00 (below Index Starting Level, Notes NOT called)
Index Level April __, 2007:          280.00 (below Index Starting Level, Notes NOT called)
Index Level July __, 2007:           270.00 (below Index Starting Level, Notes NOT called)
Index Level October __, 2007:        260.00 (below Index Starting Level, Notes NOT called)
Index Level January __, 2008:        270.00 (below Index Starting Level, Notes NOT called)
Index Level Final valuation date     310.00 (above Index Starting Level, Notes are called)
(on or about April 23, 2008)

CALL PRICE (PER $10.00):                   $13.30

EXAMPLE 3: NOTES ARE NOT CALLED
Index Level January __, 2007:        290.00 (below Index Starting Level, Notes NOT called)
Index Level April __, 2007:          280.00 (below Index Starting Level, Notes NOT called)
Index Level July __, 2007:           270.00 (below Index Starting Level, Notes NOT called)
Index Level October __, 2007:        260.00 (below Index Starting Level, Notes NOT called)
Index Level January __, 2008:        250.00 (below Index Starting Level, Notes NOT called)
Index Level Final valuation date     245.00 (below Index Starting Level, Notes NOT called)
(on or about April 23, 2008)

SETTLEMENT AMOUNT (PER $10.00):            $10.00

EXAMPLE 4: NOTES ARE NOT CALLED AND THE INDEX CLOSES AT OR BELOW THE
CONTINGENT PROTECTION LEVEL ON ANY DAY DURING THE TERM OF THE NOTES
Index Level January __, 2006:        290.00 (below Index Starting Level, Notes NOT called)
Index Level April __, 2007:          280.00 (below Index Starting Level, Notes NOT called)
Index Level July __, 2007:           250.00 (below Index Starting Level, Notes NOT called)
Index Level October __, 2007:        230.00 (below Index Starting Level, Notes NOT called)
Index Level January __, 2008:        220.00 (below Index Starting Level, Notes NOT called)
Index Level Final valuation date     210.00 (below Index Starting Level, Notes NOT called)
(on or about April 23, 2008)

SETTLEMENT AMOUNT (PER $10.00)             $10.00 x [1 + (INDEX RETURN)]
                                           $10.00 x (1 - 30%)
                                           $7.00

This offering summary represents a summary of the terms and conditions of the Notes. We encourage you to read the preliminary prospectus supplement and accompanying prospectus related to this offering dated October 4, 2006.

                                                  Issuer Free Writing Prospectus
                                                  filed pursuant to Rule 433
                                                  Registration No. 333-132747
                                                  Dated October 4, 2006

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INDEX DESCRIPTIONS
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THE AMEX GOLD BUGS INDEX(R)

The Index is a modified equal dollar weighted index of 15 companies involved in gold mining that is designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years. The Index was launched on March 15, 1996 at a base value of 200. The Index is published by the American Stock Exchange LLC ("Amex") under the ticker symbol "HUI".



HISTORICAL PERFORMANCE OF THE INDEX IS NOT INDICATIVE OF FUTURE RESULTS.

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HISTORICAL PERFORMANCE
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The graph below illustrates the performance of the Index from 3/29/96 to 10/3/06
- BLOOMBERG L.P.

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

             1996          205.47
                           209.04
                           215.44
                            184.9
                           179.75
                           184.02
                           171.42
                           167.59
                           168.35
                            162.7
                           157.03
                           180.89
                           160.22
                           143.06
                           151.51
                           146.79
                           145.76
                           144.87
                            156.7
                           121.97
                            99.84
                            96.21
             1998           97.59
                           100.27
                           109.41
                           117.83
                            99.15
                            91.09
                            81.19
                            60.85
                            89.24
                            83.54
                            78.18
                            67.66
                             67.3
                            66.55
                            64.02
                            77.38
                             65.8
                             69.9
                            67.02
                            70.54
                            86.52
                            79.61
                            75.19
                            74.03
             2000           65.83
                            67.22
                            62.23
                            58.94
                            57.09
                            58.32
                             49.6
                            50.68
                            46.74
                            38.63
                            42.14
                            40.97
                            47.69
                            55.05
                            49.72
                             56.1
                            62.69
                            63.32
                            60.79
                            65.93
                            71.81
                            67.87
                            63.96
                             65.2
             2002           76.06
                            86.25
                             98.8
                           107.51
                           141.43
                           126.94
                           107.35
                           128.64
                           125.94
                           110.79
                           115.93
                           145.12
                           144.09
                           132.16
                           123.73
                           124.69
                           141.52
                           149.45
                           164.04
                           193.79
                           195.34
                           216.16
                           248.43
                           242.93
             2004          215.63
                            224.8
                           235.89
                           178.78
                           199.93
                           188.94
                           186.05
                           207.39
                           231.38
                            233.6
                           236.94
                           215.33
                           201.57
                           215.32
                           201.86
                           178.03
                           185.78
                           201.56
                           196.77
                           205.99
                           245.19
                           222.84
                           243.44
                            276.9
             2006          342.43
                           305.87
                           336.32
                           378.79
                           333.81
                           337.18
                           329.21
                           348.94
                           300.48
                           282.67

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INVESTOR SUITABILITY CONSIDERATIONS & KEY RISKS
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THE NOTES MAY BE SUITABLE FOR YOU IF:

o You believe the Index will not close at or below the Contingent Protection Level on any day over the term of the Notes.

o You believe the Index will close above the Index Starting Level on any Quarterly Observation Date.

o You believe the Index will remain stable for the term of the Note and will close above the Index Starting Level in the last quarter.

o You are willing to invest in Notes that will be called on ANY Quarterly Observation Date on which the Index closes above the Index Starting Level or otherwise to hold the Notes to maturity.

o    You do not seek current income from this investment.

THE NOTES MAY NOT BE SUITABLE FOR YOU IF:

o You believe the Index will close below the Index Starting Level on any day over the term of the Notes and that at maturity the Index Return will be negative.

o You believe the price of gold and the price of stock of companies involved in gold mining will decline over the term of the Notes.

o You seek an investment that offers more than the very limited principal protection of the Notes.

o You are not willing to make an investment in which you could lose up to 100% of your principal amount.

o You seek an investment whose return is not limited to the pre-specified Called Return, a simple return of between 20.50% and 23.50% per annum (to be determined on the trade date).

o    You seek an investment for which there will be an active secondary market.

o You are unable or unwilling to hold Notes that may be called on any Quarterly Observation Date on which the Index closes above the Index Starting Level or otherwise to hold the Notes to maturity.

o You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

KEY RISKS:

o YOU MAY LOSE ALL OF YOUR PRINCIPAL -- The return on the Notes depends on the Index increasing in value and you may lose some or all of your investment if the Index level closes at or below the Contingent Protection Level on ANY day over the term of the Notes and the Index Return is nega-tive. THE PAYMENT TO YOU AT MATURITY WILL BE REDUCED BY 1% OF YOUR PRINCIPAL FOR EVERY 1% LOSS IN THE INDEX IF THE INDEX CLOSES AT OR BELOW THE CONTINGENT PROTECTION LEVEL ON ANY DAY OVER THE TERM OF THE NOTES AND THE INDEX RETURN IS ZERO OR NEGATIVE.

o THE CALL FEATURE LIMITS YOUR POTENTIAL RETURN -- The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index.

o THERE IS A HIGH PROBABILITY THAT THE NOTES WILL BE CALLED OR THAT THE INDEX WILL FALL BELOW THE CONTINGENT PROTECTION LEVEL -- If the Index follows its historical pattern of significant volatility, there is a high probability that the Notes will be called or that the Index will fall below the Contingent Protection Level over the term of the Notes.

o YOUR INVESTMENT IS CONCENTRATED IN ONE INDUSTRY -- All of the securities included in the Index (the "Index Constituent Stocks") are issued by companies whose primary lines of business are directly associated with gold mining.

o NO INTEREST OR DIVIDEND PAYMENTS -- You will not receive any periodic interest payments on the Notes or any dividend payments on the Index Constituent Stocks whose performance is measured by the Index.

o NO LISTING -- The Notes will not be listed on any securities exchange and there may be little or no secondary market for the Notes

INVESTORS ARE URGED TO REVIEW "RISK FACTORS" IN THE PRELIMINARY PROSPECTUS SUPPLEMENT RELATING TO THIS OFFERING FOR A MORE DETAILED DESCRIPTION OF THE RISKS RELATED TO AN INVESTMENT IN THE NOTES.

THE RETURNS ON UBS STRUCTURED NOTES ARE LINKED TO THE PERFORMANCE OF THE RELEVANT UNDERLYING ASSET OR INDEX. INVESTING IN A STRUCTURED NOTE IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE UNDERLYING ASSET OR INDEX. BEFORE INVESTING, INVESTORS SHOULD CAREFULLY READ THE DETAILED EXPLANATION OF RISKS, TOGETHER WITH OTHER INFORMATION IN THE RELEVANT OFFERING MATERIALS DISCUSSED BELOW, INCLUDING BUT NOT LIMITED TO INFORMATION CONCERNING THE TAX TREATMENT OF THE INVESTMENT. UBS AG HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS UBS AG HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT UBS AG AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU CAN REQUEST THE PROSPECTUS BY CALLING TOLL-FREE AT 1-800-413-9657